Exhibit (h)(7)(m)

AMENDMENT

TO

AMENDED AND RESTATED
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to the Amended and Restated Transfer Agency and Service Agreement (“Amendment”) is effective as of the 14th day of June, 2019, by and among The MainStay Funds, a Massachusetts business trust, and MainStay VP Funds Trust and MainStay Funds Trust, each a Delaware statutory trust (each, a “Fund” and collectively, the “Funds”) and NYLIM Service Company LLC, a Delaware limited liability company, having its principal office and place of business at 30 Hudson Street, Jersey City, New Jersey 07302 (“NSC”).

WHEREAS, the Funds and NSC are parties to an Amended and Restated Transfer Agency and Service Agreement, dated October 1, 2008, as amended (“Agreement”); and

WHEREAS, pursuant to Article 2.01 and Article 11 of the Agreement, the parties hereby wish to amend the Agreement to:

a.	reflect the mergers of the MainStay Retirement Funds with and into the MainStay Asset Allocation Funds effective June 14, 2019 as follows:

Acquired Fund	Acquiring Fund
MainStay Retirement 2010 Fund	MainStay Conservative Allocation Fund (existing)
MainStay Retirement 2020 Fund	MainStay Conservative Allocation Fund (existing)
MainStay Retirement 2030 Fund	MainStay Moderate Allocation Fund (existing)
MainStay Retirement 2040 Fund	MainStay Moderate Growth Allocation Fund (existing)
MainStay Retirement 2050 Fund	MainStay Moderate Growth Allocation Fund (existing)
MainStay Retirement 2060 Fund	MainStay Growth Allocation Fund (existing)

b.	change the name of MainStay MacKay Emerging Markets Debt Fund to MainStay Candriam Emerging Markets Debt Fund effective June 21, 2019; and

c.	add MainStay MacKay Intermediate Tax Free Bond Fund, a series of MainStay Funds Trust, to the Agreement effective as of June 28, 2019.

NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1.	Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Schedule A attached hereto.

IN WITNESS HEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers.

THE MAINSTAY FUNDS

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

MAINSTAY FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

MAINSTAY VP FUNDS TRUST

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	Treasurer and Principal Financial and Accounting Officer

NYLIM SERVICE COMPANY LLC

By:	/s/ Jack R. Benintende
Name:	Jack R. Benintende
Title:	President

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SCHEDULE A

Effective Date: June 14, 2019
(unless otherwise indicated)

The MainStay Funds

MainStay Candriam Emerging Markets Debt Fund

Name change effective June 21, 2019

(formerly MainStay MacKay Emerging Markets Debt Fund)

MainStay Income Builder Fund

MainStay Large Cap Growth Fund

MainStay MacKay Common Stock Fund

MainStay MacKay Convertible Fund

MainStay MacKay High Yield Corporate Bond Fund

MainStay MacKay Infrastructure Bond Fund

MainStay MacKay International Equity Fund
MainStay MacKay Tax Free Bond Fund

MainStay MacKay Unconstrained Bond Fund

MainStay MAP Equity Fund

MainStay Money Market Fund

MainStay VP Funds Trust

MainStay VP MacKay Convertible Portfolio – Service Class

MainStay VP MacKay Convertible Portfolio – Service 2 Class

MainStay Funds Trust

MainStay Balanced Fund

MainStay Candriam Emerging Markets Equity Fund

MainStay Conservative Allocation Fund

MainStay Cushing MLP Premier Fund

MainStay Cushing Renaissance Advantage Fund

MainStay Cushing Energy Income Fund

MainStay Epoch Capital Growth Fund

MainStay Epoch Global Equity Yield Fund

MainStay Epoch International Choice Fund

MainStay Epoch U.S. All Cap Fund

MainStay Epoch U.S. Equity Yield Fund

MainStay Floating Rate Fund

MainStay Growth Allocation Fund
MainStay Indexed Bond Fund

MainStay MacKay California Tax Free Opportunities Fund
MainStay MacKay Emerging Markets Equity Fund

MainStay MacKay Growth Fund

MainStay MacKay High Yield Municipal Bond Fund

MainStay MacKay Intermediate Tax Free Bond Fund

Effective June 28, 2019

MainStay MacKay International Opportunities Fund
MainStay MacKay New York Tax Free Opportunities Fund

MainStay MacKay S&P 500 Index Fund

MainStay MacKay Short Duration High Yield Fund

MainStay MacKay Short Term Municipal Fund

MainStay MacKay Small Cap Core Fund

MainStay MacKay Total Return Bond Fund

MainStay MacKay U.S. Equity Opportunities Fund

MainStay Moderate Allocation Fund

MainStay Moderate Growth Allocation Fund

MainStay U.S. Government Liquidity Fund

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